Exhibit 99.1

FOR IMMEDIATE RELEASE	Company Contacts
Investors: Jim Zeumer
(248) 433-4502
email: jim.zeumer@pulte.com

Media: Caryn Klebba
(248) 433-4840
Email: caryn.klebba@pulte.com

PULTE HOMES FOUNDER WILLIAM J. PULTE ANNOUNCES PLANS TO RETIRE

Bloomfield Hills, Mich., February 15, 2010 – Pulte Homes (NYSE: PHM) announced today that William J. Pulte (77), company founder will retire from the Company and its Board of Directors effective March 31, 2010. Mr. Pulte’s position on the Board of Directors will not be replaced, reducing the Board size to 11 members.

“I was 18 years old in 1950 when I started construction on my first house, making 2010 my 60th anniversary in the building business,” said Bill Pulte. “Many people have heard me say that I have never worked a day in my life because I so love what I do and the people I work with.

“With 2010 marking six decades in business, with our merger with Centex complete and a great, proven leadership team in place, and, hopefully, with the worst of this housing cycle behind us, this feels like the right time to officially step away from the business.

“One of the things that has thrilled me most over the last few years is working with the people who are now in place and running Pulte Homes. This is particularly true of Richard Dugas, who has become a great leader for this company. I plan to remain a large shareholder of Pulte Homes and have never been more confident in the leadership and future success of the company.”

Following his retirement, Mr. Pulte will assume the title of Founder and Chairman Emeritus and serve as a key advisor to the senior executive team and Board of Directors under a two-year consulting agreement with the Company.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities, as well as those of the markets we serve or intend to serve, to differ materially from those expressed in, or implied by, these statements. You can identify these statements by the fact that they do not relate to matters of a strictly factual or historical nature and generally discuss or relate to forecasts, estimates or other expectations regarding future events. Generally, the words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “project,” “may,” “can,” “could,” “might,” “will” and similar expressions identify forward-looking statements, including statements related to expected operating and performing results, planned transactions, planned objectives of management, future developments or conditions in the industries in which we participate and other trends, developments and uncertainties that may affect our business in the future.

Such risks, uncertainties and other factors include, among other things: the possibility that the expected efficiencies and cost savings from the merger with Centex will not be realized, or will not be realized within the expected time period; the risk that the Pulte and Centex businesses will not be integrated successfully; disruption from the merger making it more difficult to maintain business and operational relationships; interest rate changes and the availability of mortgage financing; continued volatility in, and potential further deterioration of, the debt and equity markets; competition within the industries in which Pulte operates; the availability and cost of land and other raw materials used by Pulte in its homebuilding operations; the availability and cost of insurance covering risks associated with Pulte’s businesses; shortages and the cost of labor; weather related slowdowns; slow growth initiatives and/or local building moratoria; governmental regulation directed at or affecting the housing market, the homebuilding industry or construction activities; the interpretation of tax, labor and environmental laws; changes in consumer confidence and preferences; legal or regulatory proceedings or claims; required accounting changes; terrorist acts and other acts of war; and other factors of national, regional and global scale, including those of a political, economic, business and competitive nature. See Pulte’s Annual Reports on Form 10-K for the fiscal year ended December 31, 2008, and other public filings with the Securities and Exchange Commission (the “SEC”) for a further discussion of these and other risks and uncertainties applicable to our businesses.

About Pulte Homes

Pulte Homes, Inc., based in Bloomfield Hills, Mich., is one of America’s largest home building companies with operations in 69 markets, 29 states and the District of Columbia. The Company has an unmatched capacity to meet the needs of all buyer segments through its brand portfolio that includes Pulte Homes, Centex and Del Webb, as well as its regional brands of DiVosta Homes (Florida) and Fox & Jacobs (Texas). In 2009, Pulte Homes brands received more top rankings than any other homebuilder in the annual J.D. Power and Associates 2009 New-Home Builder Customer Satisfaction Studysm. Pulte Mortgage LLC is a nationwide lender offering Pulte customers a variety of loan products and superior service.

(a) Web sites: www.pulteinc.com; www.pulte.com; www.centex.com; www.delwebb.com;

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